FINISHMASTER INC.



EXHIBIT 11.1-STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                   Three Months Ended
                                                      September 30,
                                                  -----------------------
NET INCOME FOR COMPUTATION
 OF PER SHARE AMOUNTS                                1996         1995
----------------------------                      ---------    ----------
Net Income attributable to common
 stock--primary  and fully diluted               $  827,000    $  949,000


PRIMARY
----------------------------
Average shares outstanding                         6,000,140    6,000,000


Net effect of dilutive stock options--based on the
 Treasury  Stock Method using average market price         0             0
                                                   ---------    ----------

                 TOTAL                             6,000,140     6,000,000


PER SHARE AMOUNT(1)                                  $  0.14       $  0.16
                                                   ---------    ----------
                                                   ---------    ----------

FULLY DILUTED
----------------------------

Average shares outstanding                         6,000,140     6,000,000

Net effect of dilutive stock options--based on the
 Treasury Stock Method using the quarter-end
 market price if higher than average market price          0             0

                 TOTAL                             6,000,140     6,000,000

PER SHARE AMOUNT(1)                                  $  0.14       $  0.16
                                                   ---------    ----------
                                                   ---------    ----------


(1) Aggregate dilution from stock options is less than three percent of earnings per common share outstanding and therefore need not be reported for either primary or fully diluted earnings per share.

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FINISHMASTER INC.

EXHIBIT 11.1-STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                   Six Months Ended
                                                     September 30,
                                                  ----------------------
NET INCOME FOR COMPUTATION
 OF PER SHARE AMOUNTS                                1996        1995
----------------------------                      ----------   ---------

Net Income attributable to common
 stock--primary  and fully diluted                $1,527,000   $1,880,000
                                                  ----------    ---------
                                                  ----------    ---------

PRIMARY
----------------------------
Average shares outstanding                         6,000,140    6,000,140

Net effect of dilutive stock options--based
 on the Treasury Stock Method using
 average market price                                      0            0
                                                   ---------   ----------

           TOTAL                                   6,000,140    6,000,140

PER SHARE AMOUNT(1)                                  $  0.25      $  0.31
                                                  ----------    ---------
                                                  ----------    ---------






FULLY DILUTED
----------------------------

Average shares outstanding                         6,000,140    6,000,140

Net effect of dilutive stock options--based on the
 Treasury Stock Method using the quarter-end
 market price if higher than average market price          0            0
                                                  ----------    ---------

           TOTAL                                   6,000,140    6,000,140

PER SHARE AMOUNT(1)                                  $  0.25      $  0.31
                                                  ----------    ---------
                                                  ----------    ---------

(1) Aggregate dilution from stock options is less than three percent of earnings per common share outstanding and therefore need not be reported for either primary or fully diluted earnings per share.





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